Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, its, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2016, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan	Chief Executive Officer, Chairman and Director	February 16, 2017
Brian T. Moynihan	(Principal Executive Officer)

/s/ Paul M. Donofrio	Chief Financial Officer	February 22, 2017
Paul M. Donofrio	(Principal Financial Officer)

/s/ Rudolf A. Bless	Chief Accounting Officer	February 16, 2017
Rudolf A. Bless	(Principal Accounting Officer)

/s/ Sharon L. Allen	Director	February 22, 2017
Sharon L. Allen

/s/ Susan S. Bies	Director	February 23, 2017
Susan S. Bies

/s/ Jack O. Bovender, Jr.	Director	February 17, 2017
Jack O. Bovender, Jr.

/s/ Frank P. Bramble, Sr.	Director	February 23, 2017
Frank P. Bramble, Sr.

/s/ Pierre de Weck	Director	February 22, 2017
Pierre de Weck

/s/ Arnold W. Donald	Director	February 23, 2017
Arnold W. Donald

Signature	Title	Date

/s/ Linda P. Hudson	Director	February 22, 2017
Linda P. Hudson

/s/ Monica C. Lozano	Director	February 22, 2017
Monica C. Lozano

/s/ Thomas J. May	Director	February 23, 2017
Thomas J. May

/s/ Lionel L. Nowell, III	Director	February 22, 2017
Lionel L. Nowell, III

/s/ Michael D. White	Director	February 17, 2017
Michael D. White

/s/ Thomas D. Woods	Director	February 22, 2017
Thomas D. Woods

/s/ R. David Yost	Director	February 21, 2017
R. David Yost